UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2009

INSCRUTOR, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-152539	32-0251358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue, 15th Floor
New York, NY 10022
 (Address of principal executive offices)

(212) 231-8526
(Telephone number, including area code)

Copies to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Rt. 9 South
Manalapan, NJ, 07726
Tel.: (732) 409-1212
Fax.: (732) 577-1188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry in a Material Definitive Agreement.

On August 27, 2009, Inscrutor, Inc. (the “Company”) and Serenergy A/S, a Denmark Corporation. (“Serenergy”) entered into a Exclusive Distribution Agreement (the “Agreement”) whereby the Company was appointed by Serenergy as its exclusive distributor of Serenergy’s products in the United States, Canada and Israel and the United Nations (the “Territory”) for a period of thirty-six (36) months.  The exclusivity period will lapse in May 2010 if the Company has not raised $1,500,000.

In connection with the Agreement, the Company shall no later than 6 months from the Effective Date (as defined in the Agreement), establish a sales office in the United States which shall provide the base of operation in order to develop potential customers within the Territory.  In addition, upon establishment of the sales office, the Company shall facilitate a full-time sales person to promote the sales of the products within the Territory and provide effective customer service.

On August 27, 2009, the Company and Serenergy entered into an Exclusive Distribution and Manufacturing License Agreement - Vehicles (the “License Agreement”) whereby Serenergy has appointed the Company as its exclusive distributor of Serenergy’s fuel cell related products to the segment of Vehicles for a period of thirty-six (36) months. The exclusivity will lapse in May 2010 if the Company has not raised $1,500,000.

In connection with the License Agreement, the Company shall no later than 6 months from the Effective Date (as defined in the License Agreement), establish a sales office in the United States which shall provide the base of operation in order to develop potential customers within the Segment.  In addition, upon establishment of the sales office, the Company shall facilitate a full-time sales person to promote the sales of the products within the Segment and provide effective customer service.

On August 27, 2009, the Company, Serenergy, Anders Korsgaard Holding ApS, and Mads Bang Holding ApS entered into an investment agreement (the “Investment Agreement”) whereby the Company has subscribed to 84,000 shares of Serenergy (the “Serenergy Shares”) which amounts to approximately 11% of the issued and outstanding shares of Serenergy.  In addition, the Company is obligated to subscribe to additional shares of Serenergy at an agreed upon price until May 2010 using one third of any proceeds the Company raises a minimum of $1,500,000.  Further, Serenergy has agreed to limit its offering of new shares to investors other than the Company until May 2010.
Except for the Agreement, the License Agreement and Investment Agreement there is no material relationship between the Company or its affiliates and any of the parties to the Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

On August 27, 2009, the Company consummated a stock purchase agreement (the “Private Offering”) with an accredited investor for the issuance and sale of (i) 10,000,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”); and (ii) 100,000 shares of Series B Preferred Stock (“Preferred Stock”) collectively the Common Stock and the Preferred Stock are referred to as the “Shares.”  The aggregate proceeds received by the Company was DKK 3,000,000.

The Private Offering was an unregistered sale of securities conducted pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

The foregoing description of the Agreement, the License Agreement, Investment Agreement and the Private Offering are qualified in their entirety by reference to the Stock Purchase Agreement, the Exclusive Distribution Agreement, Exclusive Distribution and Manufacturing License Agreement and Investment Agreement attached as Exhibit 2.1, 10.1, 10.2 and 10.3 respectively hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No	Description
2.1	Stock Purchase Agreement
10.1	Exclusive Distribution Agreement
10.2	Exclusive Distribution and Manufacturing License Agreement - Vehicles
10.3	Investment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 4, 2009		INSCRUTOR, INC.

	By:	/s/ Jesper Toft
Jesper Toft Chief Executive Officer